EXHIBIT 99.1

TPT Global Tech Joins SAMENA Council to Bring VuMe Live Super App and Other High Value Partnership Innovations to Telecom Operators in the SA-ME-NA & Africa Regions

Topic: Partnerships

Thursday, 27 February 2025 01:25 PM

SAN DIEGO, CALIFORNIA / ACCESS Newswire / February 27, 2025 / TPT Global Tech, Inc. www.tptglobaltech.com (“TPTW or the Company”) (OTC PINK:TPTW) is pleased to announce that TPT Global Tech has officially joined as a new member of SAMENA Telecommunications Council (www.samenacouncil.org), a leading regional trade association serving as a unified voice for Telecom Operators,. This strategic partnership underscores TPT Global Tech’s commitment to driving digital transformation across the Middle East and Africa through its VüMe Live Super App, offering telecom operators a comprehensive platform to enhance customer engagement, improve operational efficiency, and diversify revenue streams.

As a SAMENA Council member, TPT Global Tech will contribute to regional policy discussions, digital infrastructure initiatives, and technological advancement. This membership enhances the company’s ability to partner with regional operators, providing essential solutions to drive business growth and facilitate their evolution into Super App providers.

The VüMe Live Super App (www.vumesuperapp.com), TPT Global Tech’s flagship product, integrates communications, entertainment, e-commerce, and digital payment services into a single platform. VüMe Live ‘s next-generation platform enables telecom operators to expand their service offerings, accelerating digital adoption throughout these rapidly evolving regions.

Bocar BA, CEO & Board Member of SAMENA Council welcomes the new partnership: “We are delighted to welcome TPT Global Tech to the SAMENA Council. Their VüMe Live Super App represents an innovative solution for telecom operators in the Middle East and Africa by consolidating multiple essential services into one platform. This aligns with the Council’s mission to promote digital transformation across the region’s telecommunications sector and facilitate the Telco to TechCo evolution. TPT Global Tech’s advanced technology will be instrumental in enhancing operator capabilities, developing new revenue models, and delivering superior customer experiences.”

Stephen J. Thomas, Chairman & CEO of TPT Global Tech, stated: “Joining the SAMENA Council represents a significant milestone for TPT Global Tech as we expand our presence in the Middle East and Africa. The VüMe Live Super App equips telecom operators with tools to deliver personalized services, expand product offerings, and strengthen customer relationships. Through features including live television, video streaming, digital payments, and e-commerce functionality, operators can attract and retain customers while developing new revenue channels. We anticipate productive collaborations with SAMENA Council and its members to advance the region’s digital transformation.”

https://youtu.be/ZczkTzlhvYI

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About SAMENA Telecommunications Council

The SAMENA Telecommunications Council is a premier industry association that serves as the unified voice for telecommunications and digital service providers throughout the South Asia, Middle East, and North Africa region. Established to foster collaboration and innovation, SAMENA Council brings together operators, technology providers, and regulatory bodies to address critical industry challenges and opportunities. The Council actively advocates for policies that promote sustainable industry growth, digital inclusion, and technological advancement across its member nations. Through high-level industry forums, specialized working groups, and strategic partnerships, SAMENA Council facilitates knowledge exchange and creates platforms for meaningful dialogue between stakeholders, ultimately contributing to the acceleration of digital transformation initiatives and the development of robust digital economies across the region. For more information, visit www.samenacouncil.org

About TPT Global Tech

TPT Global Tech continues to push boundaries in telecommunications and technology solutions, positioning itself as an emerging leader in the sector. With recent strategic expansions and innovative product launches, the company remains committed to delivering cutting-edge services while creating sustainable value for stakeholders. The upcoming release of their VüMe Live entertainment and social community super App represents a significant milestone, offering users an integrated platform that combines social networking with premium entertainment features, further solidifying TPT’s innovative position in the digital ecosystem. For more information, visit www.tptglobaltech.com

For more information about TPT Global Tech and its subsidiaries, please visit www.tptgloabltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

https://www.samenacouncil.org/samena_daily_news?news=104616

SOURCE: TPT Global Tech, Inc.

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